SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement      [ ]   Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CMP GROUP, INC.
       (Name of Registrant as Specified in Its Articles of Incorporation)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies: Shares of common stock, par value $5.00 per share, of CMP Group, Inc.

         (2)      Aggregate number of securities to which transaction applies:
                  32,930,215 shares.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $194,289 has been calculated in accordance with Rule 0-11(a)(4) and (c)(1) under the Exchange Act and is equal to 1/50 of 1% of $971,441,343 (which is the product of 32,930,215 (the number of shares of CMP Group common stock to be exchanged in the merger) and $29.50 (the per share consideration)).

         (4)      Proposed maximum aggregate value of transaction:  $971,441,343

         (5)      Total fee paid:  $194,289

[X]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                [CMP GROUP LOGO]


                                                            September 22, 1999


Dear Shareholder:

                                   A REMINDER
                                   ----------



Your vote as a CMP Group, Inc. shareholder matters! We have previously sent you proxy material in connection with the Special Meeting of Shareholders to be held on October 7, 1999. According to our latest records, we have not yet received your proxy card.

The time before the meeting is short. Your signed and dated proxy card will be helpful whether you hold a large or small number of shares.

A proxy card and return envelope are enclosed for your use. If you need an additional copy of the proxy statement, please call CMP Group's shareholder services representative at EquiServe at 1-800-736-3001 or your broker. Please sign and date the proxy card and return it in the enclosed envelope as soon as possible so that your vote can be counted.


                                    Thank you for your cooperation.

                               PLEASE ACT PROMPTLY


                                    DAVID T. FLANAGAN

                                    President and Chief Executive Officer
                                    CMP Group, Inc.